SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 15, 2002
(Date of Report)
(Date of Earliest Event
Reported)

CORIXA CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-22891 (Commission File No.)	91-1654387 (IRS Employer Identification No.)

1124 Columbia Street, Suite 200, Seattle, WA 98104-2040
(Address of Principal Executive Offices, including Zip Code)

(206) 754-5711
(Registrant’s Telephone Number, Including Area Code)

None
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

     On October 15, 2002, Corixa entered into a lease agreement with Life Sciences Building, LLC to house Corixa’s headquarters at the Ninth & Stewart Lifesciences Building in Seattle, Washington. The lease provides Corixa with approximately 138,000 square feet of office and laboratory space. The lease will commence on November 1, 2004 if certain improvements to the building are substantially completed. The term of the lease is fifteen years. Corixa has guaranteed a portion of the rent in the form of a letter of credit.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

10.1*	Lease Agreement, dated as October 15, 2002, between Corixa and Life Sciences Building, LLC.

*	Confidential treatment requested.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORIXA CORPORATION

Date: October 18, 2002	By:	/s/ MICHELLE BURRIS

Name: Michelle Burris Its: Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number	Description

10.1*	Lease Agreement, dated as October 15, 2002, between Corixa and Life Sciences Building, LLC.

*	Confidential treatment requested.